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                                                                     Exhibit 8.1


                  [Letterhead of Wachtell, Lipton, Rosen & Katz]





                                   June 12, 1998







Trans Financial, Inc.
500 East Main Street
Bowling Green, Kentucky  42101

Star Banc Corporation
425 Walnut Street
Cincinnati, Ohio  45202

Ladies and Gentlemen:

          We have acted as special counsel to Trans Financial, Inc., a Kentucky corporation ("TRANS FINANCIAL"), in connection with the proposed merger (the "MERGER") of Trans Financial with and into Star Banc Corporation, an Ohio corporation ("STAR"), pursuant to the Agreement and Plan of Merger (the "AGREEMENT") dated as of April 9, 1998, by and between Star and Trans Financial. At your request and for purposes of the Registration Statement on Form S-4 of Star (the "REGISTRATION STATEMENT"), we are rendering our opinion concerning certain federal income tax consequences of the Merger.

          For purposes of the opinion set forth below, we have relied, with the consent of Star and the consent of Trans Financial, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of Star and Trans Financial dated the date hereof, and have assumed that such statements and representations will be complete and accurate as of the Effective Time and that all such statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also relied upon the accuracy of the Registration Statement and the Proxy Statement/Prospectus of Star and Trans Financial as



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amended or supplemented to the date hereof (the "PROXY STATEMENT/PROSPECTUS"), filed with the Securities and Exchange Commission in connection with the Merger. Any capitalized term used and not defined herein has the meaning given to it in the Joint Proxy Statement/Prospectus or the appendices thereto (including the Agreement).

          We have also assumed that: (i) the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Proxy Statement/Prospectus (and no transaction or condition described therein and affecting this opinion will be waived by any party); (ii) the Merger will qualify as a statutory merger under the applicable laws of the States of Kentucky and Ohio; and (iii) the Merger will be reported by Star and Trans Financial on their respective federal income tax returns in a manner consistent with the opinion set forth below.

          Based upon and subject to the foregoing, it is our opinion, under currently applicable United States federal income tax law, that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and (ii) no gain or loss will be recognized by the stockholders of the Trans Financial who receive solely Star Common Stock in exchange for shares of Trans Financial Common Stock, except with respect to cash received in lieu of fractional shares of Star Common Stock.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the reference to this opinion under the captions "SUMMARY INFORMATION--Federal Income Tax Consequences in General" and "THE MERGER--Certain Federal Income Tax Consequences of the Merger." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

          This opinion relates solely to certain federal income tax consequences of the Merger and no opinion is expressed as to the tax consequences under any foreign, state or local tax law.

          We are furnishing this opinion to you solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon, circulated, quoted or otherwise referred to by other persons for any purpose.

                                   Very truly yours,

                                   /s/ Wachtell, Lipton, Rosen & Katz


ADC/bng



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